   EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

   Bio-Rad Laboratories, Inc.
   (In thousands, except per share data)

                                                               Three Months Ended
                                                                    March 31,
                                                                1995        1994
      Computation for Consolidated Statements of Income:

        Net income                                            $ 8,053     $ 4,705
                                                              =======     =======

        Weighted average common shares                          8,113       8,045
                                                              =======     =======

        Earnings per share                                      $0.99       $0.58
                                                              =======     =======

    Additional Primary Computation (1):
        Weighted average common shares per above                8,113       8,045
        Add-Dilutive effect of outstanding options
             (as determined by the application of
             the treasury stock method)                           105           6

        Weighted average common shares, as adjusted             8,218       8,051
                                                              =======     =======

        Primary earnings per share                              $0.98       $0.58
                                                              =======     =======

   Fully Diluted Computation (1):
        Weighted average common shares per above                8,113       8,045
        Add-Dilutive effect of outstanding options
             (as determined by the application of
             the treasury stock method)                           114           8


        Weighted average common shares, as adjusted             8,227       8,053
                                                              =======     =======

        Fully diluted earnings per share                        $0.98       $0.58
                                                              =======     =======

   [FN]
   (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.